Exhibit 10.1

Execution Version

INCREMENTAL AMENDMENT NO. 1 AND

FIRST AMENDMENT TO CREDIT AGREEMENT

INCREMENTAL AMENDMENT NO. 1 AND FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of November 5, 2020 (this “Amendment”), is entered into by and among Zix Corporation, a Texas corporation (the “Borrower”), each of the financial institutions set forth on Schedule I hereto under the heading “Incremental Term Lender” (each, an “Incremental Term Lender” and, collectively, the “Incremental Term Lenders”) and Truist Bank, successor by merger to SunTrust Bank, as Administrative Agent (the “Administrative Agent”).

WHEREAS, reference is made to that certain Credit Agreement, dated as of February 20, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders from time to time party thereto and the Administrative Agent; capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement;

WHEREAS, the Borrower intends to acquire, directly or indirectly, 100% of the Equity Interests of each of Chameleon and CloudAlly (each as defined below) as follows: (a) acquisition of 100% of the Equity Interests of Chameleon Holdings Ltd., a company incorporated under the laws of Israel (“Chameleon”), the direct owner of a majority of the Equity Interests of CloudAlly (the “Chameleon Acquisition”) and (b) immediately following the Chameleon Acquisition, acquisition via sale to Chameleon of all of the Equity Interests of CloudAlly Ltd., a company incorporated under the laws of Israel (“CloudAlly” and, together with Chameleon and their respective Subsidiaries, the “Target”) not owned by Chameleon, in each case, pursuant to that certain Share Purchase Agreement, dated as of the date hereof, among Chameleon, CloudAlly, the Borrower, as buyer, the Founder and the Selling Shareholders (each as defined therein) and the other parties thereto (the “Acquisition Agreement”; such acquisitions pursuant to this clause (b), collectively, the “CloudAlly Acquisition” and, together with the Chameleon Acquisition, the “Acquisitions”);

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Borrower has requested an Incremental Term Facility (the “Incremental Term Facility”) in the form of an increase to the Initial Term Commitments in an aggregate principal amount equal to $35,000,000 (with such amount to be incurred pursuant to clause (c) of the definition of “Incremental Cap” under the Credit Agreement);

WHEREAS, the Borrower intends to incur the Incremental Term Loans (as defined below), the proceeds of which will be used on the Amendment Effective Date (as defined below), together with cash on hand at the Borrower, (a) to pay the Acquisition Costs (as defined below), (b) to repay all Revolving Loans outstanding as of the Amendment Effective Date and (c) solely to the extent any proceeds remain, for working capital or any other purpose not prohibited by the Credit Agreement;

WHEREAS, the Incremental Term Lenders are willing to provide the requested Incremental Term Facility to the Borrower on the Amendment Effective Date on the terms and subject to the conditions set forth herein;

WHEREAS, the Incremental Term Lenders constitute the “Required Lenders” for purposes of amending the Credit Agreement; and

WHEREAS, this Amendment constitutes an “Incremental Facility Amendment” and a “Loan Document” for all purposes of the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. General Description of the Acquisitions. Subject to the terms and conditions set forth herein, on the date of this Amendment:

(a) Pursuant to the Acquisition Agreement, the Borrower will directly or indirectly acquire 100% of the Equity Interests of Chameleon and CloudAlly and consummate the Acquisitions.

(b) The Borrower will obtain the Incremental Term Facility.

(c) All of the existing third party indebtedness for borrowed money of the Target (other than certain existing indebtedness and Liens, if any, expressly permitted to be assumed under the Credit Agreement and acceptable to Truist Securities, Inc. (the “Lead Arranger”)) will be refinanced and/or repaid in full and any and all commitments, guarantees and liens (other than those described in the preceding parenthetical) on the assets of the Target will be terminated and/or released and all fees, costs and expenses incurred in connection therewith shall be paid (the “Refinancing”).

(d) The proceeds of the Incremental Term Facility, together with cash on hand at the Borrower, will be applied on the Amendment Effective Date (i) to pay the consideration in connection with the Acquisitions (including the funding of the deferred purchase price escrow account as contemplated by the Acquisition Agreement), (ii) to pay (or reimburse) fees, costs and expenses incurred in connection with the Transactions (as defined below), (iii) to pay for the Refinancing (the amounts set forth in clauses (i) through (iii) above, collectively, the “Acquisition Costs”) and (iv) to repay all Revolving Loans outstanding as of the Amendment Effective Date.

The transactions described above (including the payment of Acquisition Costs) are collectively referred to herein as the “Transactions”.

SECTION 2. Incremental Term Loans.

(a) Each Incremental Term Lender agrees, severally and not jointly, to make an Incremental Term Loan (the “Incremental Term Loans”) to the Borrower on the Amendment Effective Date in an aggregate principal amount equal to the amount set forth opposite such Incremental Term Lender’s name on Schedule I hereto (such amount for such Incremental Term Lender, its “Incremental Term Commitment” and all such amounts for all Incremental Term Lenders, collectively, the “Incremental Term Commitments”), on the terms set forth herein and in the Credit Agreement (as amended hereby) and subject to the conditions set forth herein. The proceeds of the Incremental Term Loans shall be used by the Borrower for the purposes set forth in the recitals to this Amendment.

(b) The Incremental Term Loans shall constitute, and be considered to be part of, the same Class of Term Loans as the Initial Term Loans for all purposes of the Loan Documents and shall be treated the same, on the exact same terms (including with respect to interest rates and Section 2.11 of the Credit Agreement) and pursuant to the exact same documentation, as the Initial Term Loans under the Credit Agreement and the other Loan Documents. On and after the Amendment Effective Date, (i) each reference in the Loan Documents to the “Term Commitments” and the “Commitments” shall be deemed to include and be a reference to the Incremental Term Commitments, (ii) each reference in the Loan Documents to the “Term Loans” and the “Loans” shall be deemed to include and be a reference to the Incremental Term Loans and (iii) each reference in the Loan Documents to the “Term Lenders” or the “Lenders” shall be deemed to include and be a reference to the Incremental Term Lenders.

(c) The Incremental Term Loans shall be made as a single borrowing on the Amendment Effective Date. Amounts repaid or prepaid in respect of the Incremental Term Loans may not be reborrowed. Each Incremental Term Lender’s Incremental Term Commitment shall terminate automatically upon the funding of such Incremental Term Lender’s Incremental Term Loans on the Amendment Effective Date.

(d) The Term Maturity Date for the Incremental Term Loans shall be the Term Maturity Date for the Initial Term Loans. The Incremental Term Loans shall have an initial Interest Period that commences on the Amendment Effective Date and ends on the last day of the Interest Period then in effect for the Initial Term Loans immediately prior to the Amendment Effective Date.

(e) Each scheduled amortization payment required to be made pursuant to the first sentence of Section 2.10(a)(i) of the Credit Agreement after the Amendment Effective Date shall be adjusted from and after the Amendment Effective Date as follows in order to provide for the “fungibility” for all commercial purposes of the Incremental Term Loans with the existing Term Loans. From and after the Amendment Effective Date, subject to adjustment by the application of any prepayment pursuant to Section 2.10(c) or Section 2.11 of the Credit Agreement, the Borrower shall repay the aggregate outstanding principal amount of the Initial Term Loans and the Incremental Term Loans in equal quarterly installments on the last day of each March, June, September and December (commencing on December 31, 2020) in an amount for each such installment equal to $526,332.49.

(f) This Amendment shall satisfy the requirements of Section 2.20(a) of the Credit Agreement regarding the delivery of a request with respect to the Incremental Term Loans contemplated by this Amendment.

SECTION 3. Additional Amendments to Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined term thereto in appropriate alphabetical order:

“Chameleon Acquisition” shall have the meaning assigned to such term in that certain Incremental Amendment No. 1 and First Amendment to Credit Agreement, dated as of November 5, 2020, among the Borrower, the Lenders party thereto, and the Administrative Agent.

“CloudAlly Acquisition” shall have the meaning assigned to such term in that certain Incremental Amendment No. 1 and First Amendment to Credit Agreement, dated as of November 5, 2020, among the Borrower, the Lenders party thereto, and the Administrative Agent.

(b) Section 6.04(h) of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:

(h) Permitted Acquisitions; provided that the aggregate amount of consideration paid by the Borrower or any other Loan Party after the Effective Date in reliance on this Section 6.04(h) (together with any Investments made in Subsidiaries that are not Loan Parties pursuant to Section 6.04(c)(iii)(A)) for Permitted Acquisitions (other than the Chameleon Acquisition and the CloudAlly Acquisition) for any Restricted Subsidiary that shall not be, or, after giving effect to such Permitted Acquisition, shall not become, a Loan Party and for any assets that shall not be, or, after giving effect to such Permitted Acquisition, shall not become, Collateral, shall not at any time exceed the Non-Loan Party Investment Amount;

(c) Article IX of the Credit Agreement is hereby amended by adding the following as a new Section 9.21:

Section 9.21 Electronic Signatures. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Agreement or any other document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

SECTION 4. Representations and Warranties. To induce the Incremental Term Lenders and the Administrative Agent to enter into this Amendment and to induce the Incremental Term Lenders to make the Incremental Term Loans, the Borrower represents and warrants to the Incremental Term Lenders and the Administrative Agent as of the Amendment Effective Date as follows:

(a) The execution, delivery and performance by the Borrower of its obligations under this Amendment have been duly authorized by all necessary corporate or other action of the Borrower. This Amendment has been duly executed and delivered by the Borrower. This Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against each the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) All representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (provided that, to the extent that any such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided further that any such representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct in all respects). In connection with this Section 4(b), solely for purposes of Section 3.11(a) of the Credit Agreement, the defined term “Transactions” shall refer to the Transactions (as defined herein).

SECTION 5. Effectiveness. This Amendment, and each Incremental Term Lender’s obligation to provide an Incremental Term Loan pursuant to this Amendment, shall become effective as of the date hereof, upon satisfaction (or waiver by the Lead Arranger) of the following conditions (the “Amendment Effective Date”):

(a) The Administrative Agent shall have received from (i) the Borrower, (ii) each Incremental Term Lender, (iii) Lenders constituting the Required Lenders and (iv) the Administrative Agent either (x) a counterpart of this Amendment signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Amendment) that such party has signed a counterpart of this Amendment.

(b) The Administrative Agent shall have received a copy of the Consent, Reaffirmation, and Agreement, dated as of the Amendment Effective Date, executed by each Guarantor (as defined in the Guarantee Agreement), in form and substance reasonably satisfactory to the Administrative Agent.

(c) The Administrative Agent shall have received a certificate the Borrower, dated as of the Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, with appropriate insertions, executed by any Responsible Officer of the Borrower, and including or attaching the documents referred to in subclauses (i)-(iii) of clause (d) of this Section 5.

(d) The Administrative Agent shall have received (i) either (x) a copy of each Organizational Document of the Borrower certified, to the extent applicable, as of a recent date by the applicable Governmental Authority or (y) written certification by a Responsible Officer of the Borrower that the Organizational Documents of the Borrower most recently certified and delivered to the Administrative Agent prior to the Amendment Effective Date pursuant to the Credit Agreement remain in full force and effect on the Amendment Effective Date without modification or amendment since the date of such prior delivery, (ii) either (x) signature and incumbency certificates of the Responsible Officers of the Borrower executing this Amendment or (y) written certification by a Responsible Officer of the Borrower that the signature and incumbency certificates of the Borrower most recently delivered to the Administrative Agent prior to the Amendment Effective Date pursuant to the Credit Agreement remain true and correct as of the Amendment Effective Date, (iii) a copy of resolutions of the Board of Directors of the Borrower approving and authorizing the execution, delivery and performance of this Amendment, certified as of the Amendment Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a copy of a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of the Borrower’s jurisdiction of incorporation, organization or formation.

(e) The Administrative Agent shall have received a customary written opinion (addressed to the Administrative Agent and the Incremental Term Lenders and dated the Amendment Effective Date) of Baker Botts, New York and Texas counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent (the Borrower hereby requests such counsel to deliver such opinion).

(f) The Administrative Agent shall have received a Borrowing Request in accordance with the requirements of Section 2.03 of the Credit Agreement.

(g) The Administrative Agent shall have received a solvency certificate, dated as of the Amendment Effective Date, substantially in the form attached to the Credit Agreement as Exhibit F from a Financial Officer of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions.

(h) The Lead Arranger shall have received the audited consolidated balance sheets, statements of income and statements of cash flows for the Target, as of and for the fiscal years ended December 31, 2017, December 31, 2018 and December 31, 2019 and a quality of earnings report with respect to the Target from Ernst & Young.

(i) The Acquisitions shall be consummated substantially simultaneously with the borrowings under the Incremental Term Facility in accordance with the terms of the Acquisition Agreement.

(j) At the time the Acquisitions are consummated, the representations and warranties in the Acquisition Agreement shall be true and correct in all material respects (provided that, to the extent that any such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any such representation and warranty that is qualified as to “materiality,” “material adverse effect” or similar language shall be true and correct in all respects).

(k) The Refinancing shall be consummated substantially simultaneously with the borrowings under the Incremental Term Facility.

(l) At the time that the Incremental Term Facility is established and immediately after giving effect to the effectiveness of this Amendment, no Event of Default shall have occurred and be continuing.

(m) At the time that the Incremental Term Facility is established and immediately after giving effect to the effectiveness of this Amendment, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (provided that, to the extent that any such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any such representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects). In connection with this Section 5(m), solely for purposes of Section 3.11(a) of the Credit Agreement, the defined term “Transactions” shall refer to the Transactions (as defined herein).

(n) At the time that the Incremental Term Facility is established and immediately after giving effect to the effectiveness of this Amendment, the Borrower shall be in Pro Forma Compliance with the Financial Performance Covenant, immediately after giving effect to the use of proceeds of the Incremental Term Loans and all appropriate pro forma adjustments related thereto (but calculated without including the cash proceeds of the Incremental Term Loans in the amount of unrestricted cash and Permitted Investments to be netted in the calculation of Total Net Leverage Ratio), recomputed as of the last day of the most recent fiscal quarter for which financial statements have been delivered under the Credit Agreement and for the Test Period ending on such date.

(o) After giving effect to the Incremental Term Facility, the aggregate amount of the Incremental Facilities incurred shall not exceed the Incremental Cap.

(p) The Lead Arranger shall have received at least three (3) Business Days prior to the Amendment Effective Date all documentation and other information concerning the Target as has been reasonably requested in writing at least ten (10) Business Days prior to the Amendment Effective Date by the Administrative Agent or the Lead Arranger that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

(q) All fees required to be paid on the Amendment Effective Date pursuant to the engagement letter related to the Incremental Term Facility, and reasonable out-of-pocket expenses required to be paid on the Amendment Effective Date pursuant to Section 9.03(a) of the Credit Agreement shall, upon the borrowing under the Incremental Term Facility, have been paid to the extent (in the case of expenses) invoiced at least three (3) Business Days prior to the Amendment Effective Date or such shorter period as the Borrower may agree.

SECTION 6. Effect on Credit Agreement; Reaffirmation. Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Borrower or any other Loan Party under the Credit Agreement or any other Loan Document and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The Borrower acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Amendment and the transactions contemplated hereby and (i) reaffirms its obligations under the Credit Agreement and each other Loan Document to which it is a party, in each case, as modified by this Amendment, (ii) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent pursuant to the Loan Documents, (iii) acknowledges and agrees that the grants of security interests by and the guarantees of the Loan Parties contained in the Loan Documents are, and shall remain, in full force and effect immediately after giving effect to this Amendment, and (iv) acknowledges that, from and after the Amendment Effective Date, the Incremental Term Loans shall constitute Secured Obligations. This Amendment shall constitute an “Incremental Facility Amendment” and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 7. Post-Closing Obligations. Notwithstanding anything to the contrary set forth in the Credit Agreement or any other Loan Document, no later than 30 days following the Amendment Effective Date (or such longer period as the Administrative Agent may agree in its reasonable discretion), the Borrower shall deliver, or cause to be delivered, to the Administrative Agent all certificates or other instruments representing the Equity Interests of Chameleon (other than any Equity Interests constituting Excluded Assets), together with undated stock powers or other instruments of transfer, in each case in form and substance reasonably satisfactory to the Administrative Agent, with respect thereto endorsed in blank.

SECTION 8. Governing Law; Submission to Jurisdiction and Waivers; Waiver of Jury Trial.

(a) This Amendment shall be construed in accordance with and governed by the laws of the State of New York. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Amendment against the Borrower or its properties in the courts of any jurisdiction.

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9. Counterparts; Integration; Effectiveness; Amendment. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment, the Credit Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, the Lead Arranger or any Lenders constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall become effective in accordance with the terms of Section 5 hereof and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment may not be amended nor may any provision hereof be waived except in accordance with Section 9.02 of the Credit Agreement.

SECTION 10. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 11. Fees and Expenses. The Borrower agrees to pay, on the Amendment Effective Date, to the Administrative Agent, the Lead Arranger and/or the Incremental Term Lenders (a) all reasonable and documented out-of-pocket expenses required to be paid by the Loan Parties pursuant to Section 9.03 of the Credit Agreement and (b) any fees separately agreed between the Borrower and the Administrative Agent, the Lead Arranger and/or the Incremental Term Lenders to be paid in connection with the funding of the Incremental Term Loans hereunder.

SECTION 12. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

ZIX CORPORATION, as Borrower

By:	/s/ David E. Rockvam
Name:	David E. Rockvam
Title:	Vice President and Chief Financial Officer

Truist/Zix – Incremental Amendment No. 1

TRUIST BANK,
as Administrative Agent and a Lender

By:	/s/ Brian M. Lewis
Name:	Brian M. Lewis
Title:	Managing Director

Truist/Zix – Incremental Amendment No. 1

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Jeff Kalinowski
Name:	Jeff Kalinowski
Title:	Senior Vice President

Truist/Zix – Incremental Amendment No. 1

REGIONS BANK,
as a Lender

By:	/s/ Neel Patel
Name:	Neel Patel
Title:	Vice President

Truist/Zix – Incremental Amendment No. 1

Capital One, National Association
as a Lender

By:	/s/ Charlie Trisiripisal
Duly Authorized Signatory

Truist/Zix – Incremental Amendment No. 1

JPMORGAN CHASE BANK, N.A.
as a Lender

By:	/s/ Ting Ting Liu
Name:	Ting Ting Liu
Title:	Authorized Officer

Truist/Zix – Incremental Amendment No. 1

CIT Bank, N.A.,
as a Lender

By:	/s/ Sherryn Reckin
Name:	Sherryn Reckin
Title:	Director

Truist/Zix – Incremental Amendment No. 1

BANCALLIANCE INC.,
By: Alliance Partners, LLC, its attorney-in-fact
as a Lender

By:	/s/ John Gray
Name:	John Gray
Title:	EVP

Truist/Zix – Incremental Amendment No. 1

SCHEDULE I

Incremental Term Lender	Incremental Term Commitment
Truist Bank	$6,166,666.67
KeyBank National Association	$5,500,000.00
Regions Bank	$5,500,000.00
Capital One, National Association	$5,500,000.00
J.P. Morgan Chase, N.A.	$4,944,444.45
CIT Bank, N.A.	$3,944,444.45
BancAlliance Inc.	$3,444,444.43

TOTAL:	$35,000,000.00